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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77O
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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77O

The following transactions were reported during the period July 1, 2001 and December 31, 2001:


TOTAL RETURN TRUST

Issuer:  AT&T
Date of Purchase:  October 15, 2001
Name of Affiliated Underwriter Managing or Participating in Syndicate: Lead:
CSFB, Goldman Sachs, Salomon Smith Barney, Sr. Co-Manager: Deutsche Banc Alex Brown, Co-Managers: Bank of America, Banc One Capital Markets, Banca Commerciale Italiana, Bank of Tokyo-Mitsubishi, Barclays Capital, BNP Paribas, HSBC, Mizuho International, Royal Bank of Scotland, Wachovia Securities, Williams Capital Group
Aggregate Principal Amount of Purchase:     $ 6,876,057.00
Aggregate Principal Amount of Offering:     $ 2,750,000,000.00
Purchase Price (net of fees and expenses):  $ 99.6530
First Day of Which any Sales in the Offering were made: October 15, 2001
Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering: $ 99.6530


TOTAL RETURN TRUST

Issuer:  El Paso/Gemstone
Date of Purchase:  October 25, 2001

Name of Affiliated Underwriter Managing or Participating in Syndicate: Lead:
CSFB, Co-Managers: Bayerische Hypo-Und Verejusbank AG, J.P. Morgan, SG Cowen Securities Corp, Westdeutsche Landesbank Girozentra
Aggregate Principal Amount of Purchase:     $ 1,300,000.00
Aggregate Principal Amount of Offering:     $ 191,450,000.00
Purchase Price (net of fees and expenses):  $ 100.00
First Day of Which any Sales in the Offering were made: October 25, 2001 Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering: $ 100.00


OVERSEAS TRUST

Issuer:  Lawson Software Inc.
Date of Purchase:  December 6, 2001
Underwriter from Whom Purchased: Lehman Brothers Inc
Name of Affiliated Underwriter Managing or Participating in Syndicate: Fidelity Capital Markets
Aggregate Principal Amount of Purchase:     $ 11,200.00
Aggregate Principal Amount of Offering:     $ 191,450,000.00
Purchase Price (net of fees and expenses):  $ 14.00
First Day of Which any Sales in the Offering were made: December 6, 2001
Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering: $ 14.00


LARGE CAP GROWTH TRUST

Issuer:  Lawson Software Inc.
Date of Purchase:  December 6, 2001
Underwriter from Whom Purchased: Lehman Brothers Inc
Name of Affiliated Underwriter Managing or Participating in Syndicate: Fidelity Capital Markets
Aggregate Principal Amount of Purchase:     $ 14,000.00
Aggregate Principal Amount of Offering:     $ 191,450,000.00
Purchase Price (net of fees and expenses):  $ 14.00
First Day of Which any Sales in the Offering were made: December 6, 2001
Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering: $ 14.00


STRATEGIC OPPORTUNITIES TRUST

Issuer:  Lawson Software Inc.
Date of Purchase:  December 6, 2001
Underwriter from Whom Purchased: Lehman Brothers Inc
Name of Affiliated Underwriter Managing or Participating in Syndicate: Fidelity Capital Markets
Aggregate Principal Amount of Purchase:     $ 28,000.00
Aggregate Principal Amount of Offering:     $ 191,450,000.00
Purchase Price (net of fees and expenses):  $ 14.00
First Day of Which any Sales in the Offering were made: December 6, 2001
Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering: $ 14.00